Exhibit 10.1

VIVEVE MEDICAL, INC.

2013 STOCK OPTION AND INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (the “Agreement”) is made as of __________ __, 201_, by and between Viveve Medical, Inc., a Yukon Territory corporation (the “Grantor”), and______________, with an address at __________________________________ (“Optionee”).

WITNESSETH:

WHEREAS, the Viveve Medical, Inc. 2013 Stock Option and Incentive Plan (also referred to as the PLC Systems, Inc. 2013 Stock Option and Incentive Plan), as amended (the “Plan”), was adopted by the Board of Directors (the “Board”) and the stockholders of the Grantor to provide the Optionee with an opportunity to acquire or increase his proprietary interest in the business of the Grantor, and, through stock ownership, to possess an increased personal interest in its continued success and progress; and

WHEREAS, the Grantor desires to increase the incentive of the Optionee to exert his or her utmost efforts to improve the business and increase the assets of the Grantor as an investor in Viveve Medical, Inc.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and for other good and valuable consideration, the Grantor hereby grants the Optionee an option to purchase shares of common stock of the Grantor, no par value per share (the “Common Stock”), upon the following terms and conditions:

1.     Option.

Pursuant to the Plan, the Grantor hereby grants to the Optionee a non-qualified stock option (the “Option”), not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, on the terms and conditions contained in the Plan, to purchase up to an aggregate _______ fully paid and non-assessable shares of Common Stock (the “Option Shares”).

2.     Exercise Price.

The exercise price (“Exercise Price”) for the Option Shares shall be $__ per share. The Grantor shall pay all original issue or transfer taxes on the exercise of the Option and all other fees and expenses necessarily incurred by the Grantor in connection therewith.

3.     Exercise of the Option.

(a)     Except as otherwise set forth herein, the Option shall be exercisable as to those Option Shares that have vested in accordance with the provisions of subsection (b) below. The Option may be exercised in whole or in part, from time to time and at any time, as to those Option Shares that are vested until the Option lapses or terminates. If the Optionee’s exercise of the Option would require the Grantor to issue a fractional Option Share, the Grantor will not be required to issue such fractional Option Share but shall pay the Optionee in cash the value of such fractional Option Share. The right to purchase all unexercised Option Shares (whether or not vested) shall lapse and forever terminate on ____________ (the “Termination Date”).

(b)     The right to exercise this Option and purchase of the Option Shares shall vest in the following manner: at a rate of ______ the number of Option Shares underlying the Option for each [month] of the Optionee’s continuous service to the Grantor.

4.     Manner of Exercise.

(a)     Subject to the vesting conditions set forth in Section 3(b) above and the terms of the Plan, this Option may be exercised in whole or in part at any time prior to the Termination Date by giving written notice to the Grantor, which written notice may be in the form of Exhibit A to this Agreement (the “Exercise Notice”), specifying the number of Option Shares to be purchased, accompanied by payment in full of the purchase price, in cash or by check. Payment in full or in part may be made at the election of the Optionee (i) in the form of Common Stock owned by the Optionee (based on the Fair Market Value (as that term is defined in the Plan) of the Common Stock on the trading day before the Option is exercised) which is not the subject of any pledge or security interest and which has been owned for more than 6 months and has been paid for within the meaning of the Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or was purchased in the open market; (ii) by a “same day sale” commitment from the Optionee and a broker-dealer registered with FINRA to forward the Exercise Price directly to the Grantor; (iii) by cancellation of indebtedness of the Grantor to the Optionee; (iv) by waiver of consideration due to the Optionee for services rendered; or (v) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any Common Stock surrendered to the Grantor is at least equal to the Exercise Price. An Optionee shall have the right to dividends and other rights of a stockholder with respect to Option Shares purchased upon exercise of the Option at such time as the Optionee has given the Exercise Notice and has paid in full for such Option Shares and has satisfied such conditions that may be imposed by the Grantor with respect to the withholding of taxes.

(b)     In the event that any person or persons other than the Optionee attempt to exercise the Option, the Exercise Notice shall be accompanied by proof, satisfactory to the Grantor, of the right of such person or persons, under the Plan, to effect such exercise.

5.     Cessation of Service.

(a)      In the event that the service of the Optionee shall terminate (otherwise than by reason of the Optionee’s death or disability, or for cause), the Option may be exercised (if and to the extent that the Optionee was entitled to do so at the date of termination of the Optionee’s service) at any time within ninety days after such termination, but in no event after the Termination Date. The Option shall not be exercisable by the Optionee following termination of the Optionee’s employment or service for cause. "Termination for cause" shall mean dismissal for dishonesty, conviction or confession of a crime punishable by law (except minor violations), fraud, misconduct or disclosure of confidential information. If the service of the Optionee shall be suspended pending an investigation of whether or not the Optionee shall be terminated for cause, all of the Optionee’s rights connected to the Option shall be suspended during the period of investigation.

(b)     In the event that the service of the Optionee shall terminate by reason of death or disability, the Option may be exercised (if and to the extent that the Optionee was entitled to do so at the date of termination of the Optionee’s service) at any time with three hundred and sixty days days after such termination, but in no event after the Termination Date.

6.     Transfer of the Option.

Except as specifically provided in Section 5(b) of the Plan and this Agreement, the Optionee may not give, grant, sell, exchange, transfer legal title, pledge, assign or otherwise encumber or dispose of the Option herein granted or any interest therein. Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, the Option contrary to the provisions hereof shall be void and ineffective and shall give no right to the purported transferee. Notwithstanding the foregoing, the Optionee may transfer this Option to members of Optionee’s immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of the Plan and this Option.

7.     Stock as Investment.

By accepting the Option herein granted, the Optionee agrees for itself and its beneficiaries that, unless the Option Shares are sold pursuant to an effective registration statement under the Securities Act or an exemption from registration, all Option Shares purchased hereunder shall be acquired for investment purposes only and not for sale or distribution, and upon the issuance of any or all of the Option Shares issuable under the Option, the Optionee, or his heirs or legatees receiving such Option Shares, shall deliver to the Grantor a representation in writing, that unless such Option Shares have been registered for resale they are being acquired in good faith for investment purposes only and not for sale or distribution. Grantor may place a “stop transfer” order with respect to such Option Shares with its transfer agent and place an appropriate restrictive legend on the stock certificate evidencing such Shares.

8.     Restriction on Issuance of Option Shares.

The Grantor shall not be required to issue or deliver any certificate for Option Shares purchased upon the exercise of the Option unless (a) the issuance of such Option Shares has been registered with the Securities and Exchange Commission under the Securities Act, or counsel to the Grantor shall have given an opinion that such registration is not required; (b) approval, to the extent required, shall have been obtained from any state regulatory body having jurisdiction thereof; and (c) permission for the listing of such shares shall have been given by any national securities exchange on which the Common Stock of the Grantor is at the time of issuance listed.

9.     Adjustment on Changes in Capitalization.

(a)     In the event of changes in the outstanding Common Stock of the Grantor by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations or liquidations, reclassification or other distribution, the number of Option Shares as to which the Option may be exercised shall be correspondingly adjusted by the Grantor, and the Exercise Price shall be adjusted so that the product of the Exercise Price immediately after such event multiplied by the number of Option Shares subject to this Agreement immediately after such event shall be equal to the product of the Exercise Price multiplied by the number of Option Shares subject to this Agreement immediately prior to the occurrence of such event.

(b)     In the event of a Sale Event, the unexercised portion of this Option shall be subject to Section 3(c) of the Plan.

(c)     Any adjustment in the number of Option Shares shall apply proportionately to only the unexercised portion of the Option granted hereunder. If fractions of an Option Share would result from any such adjustment, the Grantor will not be required to issue such fractional Option Share but shall pay the Optionee in cash the value of such fractional Option Share.

10.     Rights of Optionee.

The grant of the Option shall give the Optionee neither any right to similar grants nor any right to be retained in the employ of the Grantor, such employment being terminable to the same extent as if the Plan and this Agreement were not in effect. The right and power of the Grantor to dismiss or discharge any employee is specifically and unqualifiedly unimpaired by this Agreement. Neither the Optionee nor any other person legally entitled to exercise any rights under this Agreement shall be entitled to any of the rights or privileges of a stockholder of the Grantor with respect to any Option Shares which may be issuable upon any exercise pursuant to this Agreement, unless and until the stock records of the Grantor reflect the issuance of such Option Shares.

11.     Notices.

Each notice or other communication relating to this Agreement shall be in writing and delivered in person or by registered mail to the Grantor at its office, 150 Commercial Street, Sunnyvale, California 94086, to the attention of the Chief Financial Officer. All notices to the Optionee or other person or persons then entitled to exercise any right pursuant to this Agreement shall be delivered to the Optionee or such other person or persons at the Optionee’s address specified in the introductory paragraph to this Agreement or at such other address as the Optionee or such other person may specify in writing to the Grantor by a notice delivered in accordance with this paragraph.

12.     [Intentionally omitted.]

13.     Binding Effect.

Except as herein otherwise expressly provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors, legal representatives and assigns.

14.     Agreement Subject to Plan.

Notwithstanding anything contained herein to the contrary, this Agreement is subject to, and shall be construed in accordance with, the terms of the Plan, which is incorporated by reference herein and made a part of this Agreement as if fully set forth herein. In the event of any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern.

15.     Withholding.

Optionee agrees to cooperate with the Grantor to take all steps necessary or appropriate for the withholding of any applicable taxes by the Grantor under law or regulation in connection therewith. In the event the Optionee does not make the required withholding payment at the time of exercise, the Grantor may make such provisions and take such steps as it, in its sole discretion, may deem necessary or appropriate for the withholding of any taxes that the Grantor is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the exercise of any Option, including, but not limited to, (i) refusing to accept payment for the Option Shares until the Optionee reimburses the Grantor for the amount the Grantor is required to withhold with respect to such taxes, or (ii) canceling the number of Option Shares issuable upon exercise of the Option in an amount sufficient to reimburse the Grantor for the amount it is required to so withhold, and/or (iii) withholding the amount due from the Optionee’s wages if he is employed by the Grantor or any subsidiary thereof.

16.     Miscellaneous.

This Agreement shall be construed under the laws of the State of California, without application to the principles of conflicts of laws. Headings have been included herein for convenience of reference only, and shall not be deemed a part of the Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Non-Qualified Stock Option Agreement as of the day and year first above written.

VIVEVE MEDICAL, INC. By: Name: Title: OPTIONEE Name: By: Taxpayer Identification No.:

LETTER OF STOCK OPTION EXERCISE

Dated _________ __, 201_

Viveve Medical, Inc.
150 Commercial Street

Sunnyvale, CA 94086

Attention: Chief Financial Officer

Ladies and Gentlemen:

I wish to purchase the following shares of common stock of Viveve Medical, Inc. pursuant to the non-qualified stock option granted to me on _________ __, 201__ under the Viveve Medical, Inc. 2013 Stock Option and Incentive Plan:

Number of Non-qualified Stock Option shares being purchased hereby (the “Shares”): ________________________________

The exercise price for the Shares is $___ per Share. My check payable to Viveve Medical, Inc. in the amount of $________ in payment of the purchase price is enclosed.* Please issue the stock certificate(s) for these Shares in my name as follows:

**Name

Address
Social Security Number

Sincerely yours,

Signature

Office Telephone/Home Telephone

*	If stock is used in payment, please contact the CFO of the Company.

**

If you wish to have the Shares issued in your name and that of another person jointly, we suggest that the following form be used: “(Your name) and (name of other person), as joint tenants with right of survivorship.”